Exhibit 99.1

LIPOCINE INC.

Condensed Balance Sheets

(Unaudited)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$3,606,499	$5,377,114
Accounts receivable	92,732	—
Prepaid and other current assets	123,317	90,934
Related-party receivable	—	3,815

Total current assets	3,822,548	5,471,863
Property and equipment, net	40,078	49,355
Other assets	45,000	45,000

Total assets	$3,907,626	$5,566,218

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$590,295	$87,027
Accrued expenses	124,851	107,950
Income taxes payable	17,886	17,836

Total current liabilities	733,032	212,813
Income taxes payable, noncurrent	37,456	37,212

Total liabilities	770,488	250,025

Commitments and contingencies (notes 8 and 10)
Stockholders’ equity:
Series B convertible preferred stock, $0.001 par value; 4,100,000 shares authorized and issuable in series; 250,000 shares designated in series, 250,000 issued and outstanding	250	250
Series A common stock, $0.001 par value; 32,000,000 shares authorized; 10,351,334 issued and outstanding	10,351	10,351
Series B common stock, $0.001 par value; 11,000,000 shares authorized; 4,637,347 issued, 4,607,847 and 4,637,347 outstanding	4,638	4,638
Additional paid-in capital	43,173,735	42,575,249
Treasury stock at cost, 29,500 and zero shares	(53,100)	—
Accumulated deficit	(39,998,736)	(37,274,295)

Total stockholders’ equity	3,137,138	5,316,193

Total liabilities and stockholders’ equity	$3,907,626	$5,566,218

See notes to condensed financial statements

LIPOCINE INC.

Condensed Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
License and milestone revenue	$—	$—	$—	$7,523,437
Research revenue	—	—	—	186,233

Total revenues	—	—	—	7,709,670
Operating expenses:
Research and development	443,857	545,403	1,088,967	1,148,607
General and administrative	929,355	343,356	1,636,391	789,511

Operating income (loss)	(1,373,212)	(888,759)	(2,725,358)	5,771,552
Other income, net	687	2,849	1,211	6,141

Income (loss) before income tax expense	(1,372,525)	(885,910)	(2,724,147)	5,777,693
Income tax expense	(182)	(171)	(294)	(1,410)

Net income (loss)	$(1,372,707)	$(886,081)	$(2,724,441)	$5,776,283

Basic earnings (loss) per share attributable to Series A and B common stock	$(0.09)	$(0.06)	$(0.18)	$0.37

Weighted average common shares outstanding	14,988,681	14,988,681	14,988,681	14,988,681

Diluted earnings (loss) per share attributable to Series A and B common stock	$(0.09)	$(0.06)	$(0.18)	$0.37

Weighted average common shares outstanding, diluted	14,988,681	14,988,681	14,988,681	15,238,681

See notes to condensed financial statements

LIPOCINE INC.

Condensed Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2013	2012
Cash from operating activities:
Net income (loss)	$(2,724,441)	$5,776,283
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	10,483	20,950
Forgiveness of related party receivable	3,815	—
Stock-based compensation expense	598,486	79,948
Changes in operating assets and liabilities:
Accounts receivable	(92,732)	235,638
Prepaid and other current assets	12,306	54,398
Accounts payable	458,579	(71,249)
Accrued expenses	16,901	22,430
Income taxes payable	294	342
Deferred revenues	—	(7,523,437)

Cash used in operating activities	(1,716,309)	(1,404,697)
Cash used in investing activities:
Purchases of property and equipment	(1,206)	(2,610)

Cash used in investing activities	(1,206)	(2,610)
Cash used in financing activities:
Purchase of treasury stock	(53,100)	—

Cash used in financing activities	(53,100)	—

Net decrease in cash and cash equivalents	(1,770,615)	(1,407,307)
Cash and equivalents at beginning of period	5,377,114	8,567,823

Cash and equivalents at end of period	$3,606,499	$7,160,516

Supplemental disclosure of non-cash financing activities:
Accrued deferred offering costs	$44,689	—

See notes to condensed financial statements

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(1)	Basis of Presentation

The accompanying unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the audited Lipocine Inc. financial statements for the year ended December 31, 2012. The accompanying unaudited financial statements reflect all adjustments necessary for a fair presentation of results for the interim periods presented. Preparing financial statements requires the Company to make estimates and assumptions that affect the amounts that are reported in the financial statements and accompanying footnotes. Although these estimates are based upon the Company’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates. The results of operations for the three and six months ended June 30, 2013 are not necessarily indicative of the results to be expected for any future period or for the full year.

(2)	Earnings (Loss) per Share

Basic earnings (loss) per share is calculated by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Net income (loss) available to common shareholders for the three and six months ended June 30, 2013 and 2012 was calculated using the two-class method, which is an earnings (loss) allocation method for computing earnings (loss) per share when an entity’s capital structure includes common stock and participating securities. The two-class method determines earnings (losses) per share based on dividends declared on common stock and participating securities (i.e., distributed earnings) and participation rights of participating securities in any undistributed earnings (loss). The application of the two-class method was required since the Company’s Series B preferred stock and the unvested restricted stock each contain nonforfeitable rights to dividends or dividend equivalents. However, unvested restricted stock grants and Series B convertible preferred stock are not included in computing basic earnings (loss) per share for periods where the Company has losses as these securities are not contractually obligated to share in losses of the Company.

Diluted earnings (loss) per share is based on the weighted average number of common shares outstanding plus, where applicable, the additional potential common shares that would have been outstanding related to dilutive options, warrants, convertible preferred stock and unvested restricted stock to the extent such shares are dilutive.

The following table sets forth the computation of basic and diluted earnings (loss) per share of Series A and Series B common stock for the three and six months ended June 30, 2013 and 2012. The allocation of undistributed earnings (losses) to Series A and Series B common stock in the table below excludes zero net income (loss) allocated to the participating securities for the three months ended June 30, 2013 and 2012, and zero and $221,232 for the six months ended June 30, 2013 and 2012.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

	Three Months Ended June 30,
	2013		2012
	Series A	Series B	Series A	Series B
Basic net loss per share attributable to Series A and Series B common stock:
Numerator
Allocation of undistributed losses to Series A and Series B common stock	$(947,991)	$(424,716)	$(611,928)	$(274,153)
Denominator
Weighted avg. common shares outstanding	10,351,334	4,637,347	10,351,334	4,637,347

Number of shares used in per share computation	10,351,334	4,637,347	10,351,334	4,637,347
Basic losses per share attributable to Series A and Series B common stock	$(0.09)	$(0.09)	$(0.06)	$(0.06)

Diluted net loss per share attributable to Series A and Series B common stock:
Numerator
Allocation of undistributed losses to Series A and
Series B common stock in basic earnings per share	$(947,991)	$(424,716)	$(611,928)	$(274,153)
Plus: Undistributed losses allocated to Series B convertible preferred stock	—	—	—	—

Total losses used in per share computation	$(947,991)	$(424,716)	$(611,928)	$(274,153)
Denominator
Weighted avg. common shares used in basic per share computation	10,351,334	4,637,347	10,351,334	4,637,347
Plus: Weighted avg. Series B convertible preferred stock	—	—	—	—

Number of shares used in per share computation	10,351,334	4,637,347	10,351,334	4,637,347
Diluted losses per share attributable to Series A and Series B common stock	$(0.09)	$(0.09)	$(0.06)	$(0.06)

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

	Six Months Ended June 30,
	2013		2012
	Series A	Series B	Series A	Series B
Basic net income (loss) per share attributable to Series A and Series B common stock:
Numerator
Allocation of undistributed earnings (losses) to Series A and Series B common stock	$(1,881,499)	$(842,942)	$3,836,607	$1,718,444
Denominator
Weighted avg. common shares outstanding	10,351,334	4,637,347	10,351,334	4,637,347

Number of shares used in per share computation	10,351,334	4,637,347	10,351,334	4,637,347
Basic earnings (losses) per share attributable to Series A and Series B common stock	$(0.18)	$(0.18)	$0.37	$0.37

Diluted net income (loss) per share attributable to Series A and Series B common stock:
Numerator
A and Series B common stock in basic earnings per share	$(1,881,499)	$(842,942)	$3,836,607	$1,718,444
Plus: Undistributed earnings allocated to Series B convertible preferred stock	—	—	92,421	—

Total earnings (losses) used in per share computation	$(1,881,499)	$(842,942)	$3,929,028	$1,718,444
Denominator
Weighted avg. common shares used in basic per share computation	10,351,334	4,637,347	10,351,334	4,637,347
Plus: Weighted avg. Series B convertible preferred stock	—	—	250,000	—

Number of shares used in per share computation	10,351,334	4,637,347	10,601,334	4,637,347
Diluted earnings (losses) per share attributable to Series A and Series B common stock	$(0.18)	$(0.18)	$0.37	$0.37

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

The computation of diluted earnings (loss) per share for the three and six months ended June 30, 2013 and 2012 does not include the following unvested restricted stock, stock options and warrants to purchase shares in the computation of diluted earnings (loss) per share because these instruments were antidilutive:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Stock Options	4,201,684	3,419,201	4,201,684	3,419,201
Unvested Restricted Stock	310,250	346,050	310,250	346,050
Warrants	70,000	70,000	70,000	70,000

(3)	Fair Value

For trade accounts receivable, prepaid and other current assets, related-party receivable, trade accounts payable, and accrued expenses the carrying amounts approximate fair value because of the short maturity of these instruments.

Assets and liabilities that are measured at fair value on a recurring basis using quoted prices in active markets for identical instruments (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3) consist of the following at June 30, 2013 and December 31, 2012:

		Fair value measurements at reporting date using
	June 30, 2013	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets:
Cash equivalents-money market funds	$2,433,188	$2,433,188	$—	$—

	$2,433,188	$2,433,188	$—	$—

		Fair value measurements at reporting date using
	December 31, 2012	Level 1 inputs	Level 2 inputs	Level 3 inputs
Assets:
Cash equivalents-money market funds	$2,686,727	$2,686,727	$—	$—

	$2,686,727	$2,686,727	$—	$—

The following methods and assumptions were used to determine the fair value of each class of assets recorded at fair value in the balance sheets:

Cash equivalents: Cash equivalents primarily consist of highly rated money market funds with original maturities to the Company of three months or less, and are purchased daily at par value with specified yield rates. Due to the high ratings and short-term nature of the funds, the Company considers all cash equivalents as Level 1.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(4)	Income Taxes

The tax provision for interim periods is determined using an estimate of the Company’s effective tax rate for the full year adjusted for discrete items, if any, that are taken into account in the relevant period. Each quarter the Company updates its estimate of the annual effective tax rate, and if the estimated tax rate changes, the Company makes a cumulative adjustment.

At June 30, 2013 and December 31, 2012, the Company has a full valuation allowance against its deferred tax assets, net of expected reversals of existing deferred tax liabilities, as it believes it is more likely than not that these benefits will not be realized.

On January 2, 2013, an extension of the research and development credit in the U.S. was signed into law. While the Company fully intends to take advantage of the research and development credit for the 2012 and 2013 tax years, no benefit has been recorded in the financial statements due to the full valuation allowance position in the U.S.

(5)	Share-Based Payments

The Company recognizes stock-based compensation expense for grants of stock option awards and restricted stock under the Company’s Incentive Plan to employees and nonemployee members of the Company’s board of directors based on the grant-date fair value of those awards. The grant-date fair value of an award is generally recognized as compensation expense over the award’s requisite service period. In addition, the Company has granted performance-based stock option awards and restricted stock grants which vest based upon the Company satisfying certain performance conditions. Potential compensation cost, measured on the grant date, related to these performance options will be recognized only if, and when, the Company estimates that these options will vest, which is based on whether the Company considers the options’ performance conditions to be probable of attainment. The Company’s estimates of the number of performance-based options that will vest will be revised, if necessary, in subsequent periods. In addition, the Company grants stock options to nonemployee consultants from time to time in exchange for services performed for the Company. Equity instruments granted to nonemployees are subject to periodic revaluation over their vesting terms.

On January 31, 2013, the Company modified 3,262,948 existing time-vested and performance stock options by lowering the exercise price to $0.782. Additionally, the Company modified the vesting terms for its unvested performance stock options and unvested restricted stock to vest on the earlier of the first dosing in the pivotal clinical study for its lead drug candidate, or 50% on January 31, 2014 and 50% on January 31, 2015. Compensation expense of $421,950 was recorded as a result of the modifications.

Stock-based compensation cost that has been expensed in the statements of operations amounted to $118,180 and $33,915 for the three months ended June 30, 2013 and 2012 and $598,486 and $79,948 for the six months ended June 30, 2013 and 2012, allocated as follows:

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Research and development	$37,463	$10,751	$189,720	$25,344
General and administrative	80,717	23,164	408,766	54,604

	$118,180	$33,915	$598,486	$79,948

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

As of June 30, 2013, there was approximately $718,299 of total unrecognized compensation cost related to unvested share-based compensation arrangements granted under the Company’s Incentive Plan. The cost will be expensed pro-rata over the service period. The cumulative amount of compensation expense recognized at any point in time is at least equal to the portion of the award that is vested at that date. No stock options were issued during the three months ended June 30, 2013. The weighted average fair value of stock options granted during the six months ended June 30, 2013, was approximately $0.48.

(6)	Collaborative Agreements

(a)	Abbott Products, Inc.

On May 15, 2009, the Company granted an exclusive license to Solvay Pharmaceuticals, Inc. (later acquired by Abbott Products, Inc.) to certain rights to its intellectual property in exchange for an up-front license fee of $4,000,000, certain specified payments upon achievement of various development and commercial milestones or the passage of time and also a royalty on related net sales. The Company also received research revenue for services rendered during the development period and reimbursement of out-of-pocket expenses.

The Company received the up-front fee of $4,000,000 in 2009 and milestone payments, related solely to the passing of time and not the achievement of any of the development or commercial milestones, totaling $3,000,000 and $2,000,000 in 2011 and 2010. The up-front license fee and milestone payments were recorded as a single unit of account, as the delivered technology does not have stand-alone value. Total consideration was recorded using cumulative catch-up method as payments were deemed collectible over the estimated term of the contract for which the Company has continuing performance obligations. The agreement was terminated effective March 29, 2012, and the balance of deferred revenue of $7,523,438 was recognized as licensing and milestone revenue during the six months ended June 30, 2012. The Company also earned research revenue under the agreement of zero and $186,233 during the three and six months ended June 30, 2012. No amounts were recorded for the three or six months ended June 30, 2013.

As part of the termination we reacquired the rights to the intellectual property from Abbott in March 2012. All obligations under the prior license agreement have been completed except that Lipocine will owe Abbott a perpetual 1.5% royalty on net sales should Lipocine decide to use certain Solvay/Abbott formulations or a perpetual 1% royalty on net sales should Lipocine use data generated during the term of the Solvay/Abbott agreement in any regulatory filings for a product. Such royalties are limited to $1 million in the first two calendar years following product launch, after which period there is not a cap on royalties and no maximum aggregate amount. If generic versions of any such product are introduced, then royalties are reduced by 50%.

(b)	Nexgen Pharma, Inc.

On May 21, 2011, the Company entered into a collaborative product development agreement with Nexgen Pharma, Inc. (“Nexgen”). Under the agreement, the parties agreed to jointly develop certain products for the treatment of coughs and colds and to share future revenues from those products. Nexgen agreed to reimburse the Company at cost for all future clinical costs incurred in the development of the products. A total of $92,732 and $55,560 for the three months ended June 30, 2013 and 2012 and $468,348 and $397,852 during the six months ended June 30, 2013 and 2012 was reimbursed for related expenses under the agreement and recorded net in research and development expense. The Company is responsible for certain new drug application (“NDA”) filing costs with the Food and Drug Administration (“FDA”) under terms of this contract and, additionally, will participate on a joint steering committee with Nexgen for the development, regulatory, and manufacturing strategy of product candidates. On July 23, 2013, the Company transferred all rights and obligations under this agreement to Spriaso, LLC (see note 11).

(c)	Contract Research and Development

The Company has entered into agreements with a number of independent contractors, primarily clinical researchers, who serve as advisors to the Company and various contract organizations that conduct preclinical and clinical development work on behalf of the Company. The Company incurred expenses of $123,905 and $131,373 for the three months ended June 30, 2013 and 2012, and $538,395 and $578,074 for the six months ended June 30, 2013 and 2012 under these agreements.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

(7)	Leases

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of June 30, 2013 are:

Operating leases
Year ending December 31:
2013	$131,907
2014	247,841

Total minimum lease payments	$379,748

The Company’s rent expense was $90,864 and $84,952 for the three months ended June 30, 2013 and 2012 and $177,727 and $169,905 for the six months ended June 30, 2013 and 2012.

(8)	Stockholders’ Equity

(a)	Preferred Stock

Series B convertible preferred stock may be converted any time after three years after issuance and at the option of the holder into Series A common stock on a one-to-one basis. Series B preferred stockholders are not entitled to vote. Series B convertible preferred stock has liquidation rights consistent with common stockholders based on the number of common shares into which Series B preferred is convertible. At June 30, 2013, all outstanding Series B preferred shares are convertible.

Preferred stockholders are entitled to receive dividends when and if declared by the board of directors with respect to Series A voting common stock. The Company may not pay or declare any form of dividend to Series A common stockholders without at the same time paying or declaring the same per share dividend to the preferred stockholders as if all preferred shares were converted to common stock at the date of declaration.

(b)	Common Stock

Common stock consists of two series; Series A common stock and Series B common stock. Both series bear the same rights except Series B shareholders are not entitled to vote. Any Series B common stock automatically converts to Series A common stock upon any consolidation, merger, or reorganization, which the Company is not the surviving entity or the closing of a public offering of Series A common stock.

(c)	Stock Option Plan

In January 2011, the board of directors adopted the 2011 Equity Incentive Plan (the “2011 Plan”) that provides for the granting of nonqualified and incentive stock options and restricted stock. The 2011 Plan assumed all of the obligations, which existed under the previous 2000 Stock Option Plan. Under the 2011 Plan, the Company has granted nonqualified and incentive stock options for the purchase of Series B common stock to directors, employees and nonemployees providing services to the Company. The board of directors, on an option-by-option basis, determines the number of shares, exercise price, term, and vesting period. Options granted generally have a ten-year contractual life. An aggregate of 6,413,051 shares are authorized for issuance under the amended 2011 Plan, with 1,584,394 shares remaining available for grant as of June 30, 2013.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

A summary of stock option activity is as follows:

	Outstanding stock options
	Number of shares	Weighted average exercise price
Balance at December 31, 2012	3,403,001	$1.72
Options granted	842,000	0.78
Options forfeited	(26,457)	1.67
Options cancelled	(16,860)	1.35

Balance at June 30, 2013	4,201,684	0.83

Options exercisable at June 30, 2013	3,124,455	0.85

The following table summarizes information about stock options outstanding at June 30, 2013:

Options outstanding			Options exercisable
Number outstanding	Weighted average remaining contractual life (Years)	Weighted average exercise price	Number exerciseable	Weighted average remaining contractual life (Years)	Weighted average exercise price
4,201,684	7.81	$0.83	3,124,455	7.41	$0.85

(d)	Restricted Series B Common Stock

In 2010, the Company issued 385,500 shares of restricted Series B common stock to employees. These shares vest on the earlier of the first dosing in the pivotal clinical study for its lead drug candidate, or 50% on January 31, 2014 and 50% on January 31, 2015. The fair value of these shares when issued was $1.68 per share

On June 28, 2013, the Company accelerated the vesting and repurchased a combined total of 29,500 shares of restricted Series B common stock from six employees at a price of $1.80 per share. The acceleration of the vesting resulted in the recognition of $16,437 in stock-based compensation expense. The repurchased shares are shown as treasury stock as of June 30, 2013.

LIPOCINE INC.

Notes to Condensed Financial Statements

(Unaudited)

A summary of restricted stock activity is as follows:

Number of shares
Balance at December 31, 2012	341,550
Vested	(29,500)
Forfeited	(1,800)

Balance at June 30, 2013	310,250

(e)	Warrants

For charitable purposes, on December 23, 2003, the Company granted warrants to a local university for 70,000 shares of Series B convertible preferred Stock at a price of $3.57 per share with an original expiration date of December 31, 2010. In January 2011, the Company extended the term to December 31, 2015 at the same price. As of June 30, 2013, all warrants remain outstanding.

(9)	Commitments and Contingencies

Guarantees and Indemnifications

In the ordinary course of business, the Company enters into agreements, such as lease agreements, licensing agreements, clinical trial agreements, and certain services agreements, containing standard guarantee and / or indemnifications provisions. Additionally, the Company has indemnified its directors and officers to the maximum extent permitted under the laws of the State of Delaware.

(10)	Subsequent Events

(a)	Agreement with Spriaso, LLC

On July 23, 2013, the Company entered into a license and a service agreement with Spriaso, LLC (“Spriaso”), a related-party that is expected to be initially majority-owned by the current directors of Lipocine Inc. and their affiliates. Under the license agreement, The Company assigned and transferred to Spriaso all of the Company’s rights, title and interest in its intellectual property to develop products for the cough and cold field. In addition, Spriaso received all rights and obligations under the Company’s product development agreement with Nexgen. In exchange, the Company will receive a royalty of 20 percent of the net proceeds received by Spriaso, up to a maximum of $10 million. Spriaso also granted back to the Company an exclusive license to such intellectual property to develop products outside of the cough and cold field. Under the service agreement, the Company will provide facilities and up to 10 percent of the services of certain employees to Spriaso for a period of up to 18 months. The Company may provide additional services to be charged at cost to Spriaso. Spriaso may file its first NDA prior to the Company filing its first NDA and as an affiliated entity it will use up the one-time waiver for user fees for a small business submitting its first human drug application to the FDA.

(b)	Merger Agreement

On July 24, 2013, Marathon Bar Corp. (“Marathon Bar”), a Delaware corporation and MBAR Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Marathon Bar, and Lipocine Inc. (“Lipocine”), a privately held company incorporated in Delaware, executed an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub merged with and into Lipocine and Lipocine was the surviving entity.

(c)	Sale of Common Stock

On July 30, 2013, the Company received approximately $38.0 million aggregate gross proceeds from the issuance and sale of common stock to certain accredited investors.